Exhibit 4.2

EMERGENCY MEDICAL SERVICES CORPORATION

PHYSICIAN STOCK PURCHASE PLAN

1.             Purpose of the PSPP.  This Physician Stock Purchase Plan (the “PSPP”) is a sub-plan of the Company’s Second Amended and Restated Long-Term Incentive Plan (the “Plan”).  The purpose of the PSPP is to specify the terms pursuant to which certain Physician Service Providers (as hereinafter defined) will be granted Stock Awards under the Plan in the form of the right to purchase Common Stock through compensation deductions.  The PSPP is not intended to constitute an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.  The terms of the PSPP shall be subject at all times to the terms of the Plan and shall be deemed a part of the Plan.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them under the Plan.

2.             Definitions.

“Change in Control” means the happening of any of the events that would constitute a “Change in Control” under the Award Agreements evidencing grants made pursuant to the Plan.

“Compensation” means the signing and retention bonus paid to a Physician Service Provider by the Company, as reported on a Physician Service Provider’s Form W-2 or 1099, as applicable.  The Committee may, in its discretion, and from time to time, permit additional forms of compensation (i.e., in addition to signing and retention bonuses) to be eligible Compensation for purposes of this PSPP.

“Continuous Status as a Physician Service Provider” means the absence of any interruption or termination of service as a Physician Service Provider.  Continuous Status as a Physician Service Provider shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or (iv) in the case of transfers between locations of the Company or between the Company and its subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Expiration Date” means the last day of an Offering as designated by the Committee, which, in any event, shall not be more than six (6) months after the Grant Date.

“Grant Date” means the first business day of each Purchase Period of the PSPP.

“Offering” means the grant of Purchase Rights under the PSPP.

“Physician Contractor” means an Eligible Independent Contractor as defined under the Plan or an Eligible PA Employee as defined under the Plan, in each instance who is performing services as a physician.

“Physician Employee” means an Eligible Employee as defined under the Plan, who is employed by the Company or one of its subsidiaries as a physician.

“Physician Service Provider” means a Physician Employee or Physician Contractor.

“Purchase Period” means the period of an Offering beginning on the Grant Date and ending on the Expiration Date.

“Purchase Rights” means rights to purchase shares of Common Stock under the Plan on the terms or conditions set forth herein and under the Plan and as determined by the Committee.

3.             Administration of the PSPP.

(a)           The Committee shall administer the PSPP in a manner consistent with the terms of the Plan.

(b)           The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii)           To construe and interpret the PSPP and Purchase Rights granted under the PSPP, and to establish, amend and revoke rules and regulations for the administration of the PSPP.  The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan (including the PSPP), in a manner and to the extent it shall deem necessary or expedient to make the Plan (including the PSPP) fully effective.

(iii)          The Committee may adopt any sub-plans applicable to residents of any specified foreign jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any applicable tax or other laws in such jurisdiction or to otherwise facilitate the administration of the PSPP.

4.             Participation in the PSPP.  The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Physician Service Providers selected by the Committee to participate in an Offering and who are so employed or engaged by the Company, its subsidiaries, or any other entity permitted to employ or engage Physician Service Providers under the terms of the Plan, on the Grant Date of such Offering and who are to receive Compensation which is eligible for deduction under this PSPP.  Notwithstanding the foregoing, unless otherwise provided by the Committee, a Physician Service Provider shall not be eligible to be granted Purchase Rights in an Offering unless, on the Grant Date, such Physician Service Provider has been in the employ of or otherwise engaged by the Company, its subsidiaries, or any other entity permitted to employ or engage Physician Service Providers under the terms of the Plan, for such continuous period preceding such Offering Date as the Committee may require.

5.             Stock.

(a)           Subject to adjustment in accordance with the provisions of Article XII of the Plan, the total number of shares of Common Stock which may be the subject of Offerings under the PSPP portion of the Plan shall not exceed in the aggregate 200,000 shares, which shall be available from the shares authorized under Section 4.1 of the Plan.

(b)           In the event that any shares of Common Stock, which are the subject of an Offering, are not purchased, such unpurchased shares of Common Stock may again be available for subsequent Offerings.

6.             Number of Shares That a Physician Service Provider May Purchase.

(a)           Generally, a Physician Service Provider shall be permitted to make Compensation deductions of up to $5,000 under an Offering.  The Committee may increase or decrease such limit in its sole discretion in any Offering.  An eligible Physician Service Provider may elect to purchase through Compensation deductions under an Offering a number of whole shares of Common Stock as may be purchased with his or her Compensation deductions.

(b)           The number of whole shares of Common Stock that a participating Physician Service Provider may purchase on the Expiration Date shall be determined by dividing such Physician Service Provider’s contributions accumulated prior to such Expiration Date and retained in such Physician Service Provider’s account as of the Expiration Date by the applicable purchase price; provided, however, that such purchase shall be subject to the limitations set forth in this Section 6.

7.             Participation.

(a)           An eligible Physician Service Provider selected by the Committee to participate in an Offering may become a participant in such Offering by completing a subscription agreement and any other required documents provided by the Company and submitting them in the form and manner designated by the Company.

(b)           Unless otherwise determined by the Company, Compensation deductions in respect of an Offering shall commence on the first full payroll period beginning on or after the Grant Date of such Offering and shall end on the last payroll period ending prior to the Expiration Date of such Offering (or, if earlier, as of the date a Physician Service Provider’s applicable Compensation which is eligible for deductions hereunder and payable for the Purchase Period is paid in full), unless sooner terminated by the participating Physician Service Provider as provided in Section 10.

8.             Method of Payment of Contributions.

(a)           A participating Physician Service Provider shall elect to have Compensation deductions made on each payday during the Offering (or, in a single sum amount if his or her eligible Compensation for the Purchase Period is paid in a single lump sum), up to the maximum amount specified in Section 6, or such other amount specified by the Committee for such Offering, of such participating Physician Service Provider’s Compensation during the Offering.  All deductions made by a participating Physician Service Provider shall be credited to his or her account under the PSPP.  A participating Physician Service Provider may not make any additional payments into such account.

(b)           A participating Physician Service Provider may discontinue his or her participation in an Offering under the PSPP as provided in Section 10.

9.             Exercise of Purchase Rights.  Unless a participating Physician Service Provider withdraws from an Offering under the PSPP as provided in Section 10, his or her right to purchase whole shares in any Offering will be exercised automatically on each Expiration Date of an Offering, and the maximum number of whole shares subject to the Purchase Right will be purchased at the applicable purchase price with the accumulated contributions in his or her account.

10.           Voluntary Withdrawals; Termination of Service.

(a)           Prior to each Offering, the Committee shall determine, in its sole discretion, whether and when a participating Physician Service Provider may withdraw all but not less than all the contributions credited to his or her account under an Offering prior to the Expiration Date of such Offering by notifying the Company in the form and manner designated by the Company.  To the extent that such a withdrawal is permitted, all of the withdrawing participating Physician Service Provider’s contributions credited to his or her account will be paid to him or her without interest not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further contributions for the purchase of Common Stock will be permitted or made during the Offering.

(b)           Upon termination of the participating Physician Service Provider’s Continuous Status as a Physician Service Provider prior to the Expiration Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the Physician Service Provider’s beneficiary or estate, as applicable, and his or her Purchase Right will be automatically terminated.

(c)           A participating Physician Service Provider’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

11.           Terms and Conditions of Offerings.

(a)           General:

The Offerings shall be made to such Physician Service Providers, and in such form, as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the Plan.

(b)           Maximum Number of Shares:

The Committee may specify a maximum number of shares of Common Stock that may be purchased by any participating Physician Service Provider during an Offering, and in connection with each Offering made may specify a maximum aggregate number of shares of Common Stock that may be purchased by all participating Physician Service Providers pursuant to such Offering.  If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(c)           Purchase Price:

The purchase price per share will be established by the Committee for each Offering but in no event will the purchase price per share be less than fifty (50%) of the lower of the Fair Market Value of a share of Common Stock on the Grant Date and the Expiration Date.

(d)           Term of Offerings:

Each Offering shall commence on the Grant Date and terminate, subject to earlier termination by the Committee, on the Expiration Date.

(e)           Physician Service Provider’s Purchase Directions:

Each Offering shall provide that the participating Physician Service Provider at the conclusion of the Purchase Period may purchase all of the whole shares purchasable in such Offering with the contributions credited to such Physician Service Provider’s account unless such Physician Service Provider shall, in the manner provided for in the Offering, notify the Company as set forth in Section 10 that the Physician Service Provider does not desire to purchase any of such shares.

(f)            Change in Control:

In the event of a Change in Control, then:  (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Change in Control) for those outstanding under the PSPP, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the PSPP, then the Committee, in its sole discretion may (x) close the Purchase Period early and permit the participants’ accumulated payroll deductions to be used to purchase shares of Common Stock immediately prior to the Change in

Control under the ongoing Offering, and the participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase; or (y) terminate such Offering and refund the participants’ accumulated payroll deductions.

(g)           Assignability:

No rights hereunder shall be assigned, transferred, pledged or otherwise disposed of in any way by a participant other then by will or the laws of descent and distribution; provided, however, that shares of Common Stock purchased on behalf of a participant and left in his or her account under the PSPP shall be subject to his or her absolute control.  Any alleged transfer, pledge or other disposition shall be void and without effect.

(h)           Physician Service Provider’s Agreement:

If, at the time of the purchase of shares which are covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Physician Service Provider purchasing such shares shall agree that such Physician Service Provider will purchase such shares for investment and not with any present intention to resell the same, the Physician Service Provider will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.  The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares purchased pursuant to the PSPP.

(i)            Rights as a Stockholder:

A Physician Service Provider who has been granted Purchase Rights hereunder shall have no rights as a stockholder with respect to shares covered by such Purchase Rights until the date of the issuance of the shares to the Physician Service Provider.  No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.  For purposes of the PSPP, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of shares of Common Stock, subject to the rules generally applicable to such system.

(j)            Interest:

No interest shall accrue on payroll deductions made under or pursuant to the PSPP or any Offering hereunder.

(k)           Compliance with Laws:

This PSPP is intended to comply in all respects with applicable law and regulations, including, (i) with respect to participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable and (ii) Code Section 409A (or otherwise be exempt from Code Section 409A).  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a participant by Code Section 409A or damages for failure to comply with or be exempt from Code Section 409A.  In case any one or more provisions of this PSPP shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this PSPP to be construed in compliance with all applicable law, so as to foster the intent of this PSPP.  Notwithstanding anything herein to the contrary, with respect to participants who are officers and directors for purposes of Section 16(b) of the Exchange Act, and if required to comply with the rules promulgated thereunder, such participants shall not be permitted to direct the sale of any Common Stock purchased hereunder until at least six (6) months have elapsed from the date of purchase, unless the Committee determines that the sale of the Common Stock otherwise satisfies the then current Rule 16b-3 requirements.

12.           Term of PSPP.  No grant of Purchase Rights shall be made before the approval of the PSPP by the Company’s Board, or after the earliest of (a) the day before the tenth anniversary of such approval, (b) all Common Stock subject to the PSPP has been issued, or (c) the Board terminates the PSPP pursuant to Section 13.

13.           Amendments and Termination PSPP.  The PSPP is wholly discretionary in nature.  As such, the Board may, in its sole discretion, from time to time alter, amend, suspend, or terminate the PSPP or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Board may, without the approval of the stockholders, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement with which the Committee has determined it is necessary or advisable to have the Company comply.  Subject to the limitations in this Section 13 relating to stockholder approval, the Committee may, in its sole discretion, make such amendment or modification to the PSPP or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the PSPP under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the PSPP or its participants hereunder.

14.           Application of Funds.  The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.